Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” within the Prospectus and Statement of Additional Information of Carlyle Select Trust (the “Trust”) and to the use of our reports dated May 19, 2014 relating to Carlyle Enhanced Commodity Real Return Fund and Carlyle Core Allocation Fund statements of assets and liabilities as of March 24, 2014 in this Pre Effective Amendment No. 3 Registration Statement (Form N-1A Nos. 333-193138 and 811-22928) of Carlyle Select Trust.

/s/ ERNST & YOUNG LLP

New York, New York

May 19, 2014